Exhibit 10.8

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”) is made as of the 7th day of April, 2006, by and between Sheshunoff Management Services, L.P., a Texas limited partnership (“Sublessor”) formerly known as Alex Sheshunoff Management Services, L.P., and Matinee Media Corporation, a Texas corporation (“Sublessee”). Any capitalized tern not defined herein shall have the meaning provided in the Primary Lease (as defined below).

1.                                       Property. In consideration of the Rent and of the covenants herein contained, and subject to the contingencies hereinafter set forth, Sublessor does hereby lease, demise and let unto Sublessee, and Sublessee hereby sublets and rents approximately 742 rentable square feet on the 6th floor (the “Subleased Premises”), in the building known as The Terrace Building VII, located at 2801 Via Fortuna, Austin, Texas 78746 (the “Building”), located on the property more fully described on Exhibit A together with all licenses, rights and privileges granted to Sublessor under the Primary Lease. Sublessee shall have the non-exclusive right to use two (2) non-reserved parking spaces.

2.                                       Term. The term (the “Sublease Term”) of this Sublease shall begin on the earlier of Substantial Completion of the Tenant Improvements as herein defined, and April 15, 2006 (“Commencement Date”), and shall terminate on May 31, 2013, unless sooner terminated in accordance with the terms and conditions hereinafter set forth.

Possession of the Subleased Premises shall be delivered to Sublessee upon the date of delivery (“Delivery Date”) to Sublessor a consent to sublease executed by Landlord acceptable to Sublessor and Sublessor’ s counsel.

3.                                       Rent. The Rent shall commence on the later of the Commencement Date or Delivery Date (the “Rental Commencement Date”). Beginning on the next calendar month following the Rental Commencement Date, Sublessee shall pay, in the manner set forth in the Primary Lease, to Sublessor, monthly Base Rent in advance on or before the first (1st) day of each calendar month during the Sublease Term. Annual Base Rent for the Sublease Term shall equal $20.00 per rentable square foot. Such Rent is payable at the address for Sublessor stated in Section 13 hereof and is payable without demand, right of set-off, deduction or reduction by Sublessee. If the Base Rent shall be due on a day other than the 1st day of a calendar month, such Base Rent shall be prorated for the number of days in the month.

Sublessee agrees to pay in addition to Base Rent, to the extent Sublessor is obligated to pay such amount to Landlord, as Additional Rent, Sublessee’s pro rata share of the Operating Expenses as determined by Landlord. The Operating Expenses for the year 2006 are $11.55 per rentable square foot.

4.                                       Security Deposit. Sublessee shall deposit with Sublessor, on or before the execution of this Sublease, the amount of Three Thousand Nine Hundred Two and 00/100 Dollars ($3,902.00) in cash. Upon the timely payment of rent to Sublessor for months one through twelve, the amount of One Thousand Nine Hundred Fifty One and 00/100 Dollars

($1,95l.00) of this security deposit shall be applied to the thirteenth month of rent. Any remaining security deposit amount will be retained by Sublessor through the duration of this sublease and applied to the last month’s rent.

5.                                       Use of Premises. Sublessee shall use the Subleased Premises for commercial office space and no other purpose whatsoever, in compliance with all applicable laws and without disturbing or interfering with any other tenant or occupant of the Building.

6.                                       Damage to or Destruction of Improvements. If the Building in which the Subleased Premises are located is damaged or destroyed by fire or any other casualty, Sublessor shall await the determination by Landlord, as herein defined, as to whether Landlord elects to restore the Subleased Premises to substantially its former condition or whether Landlord elects to terminate the Primary Lease. If Landlord does not elect to restore the Subleased Premises to substantially their former condition, this Sublease shall terminate as of the termination date specified in the termination notice required to be sent by Landlord pursuant to Article 7 of the Primary Lease, and Sublessor agrees that it will repay to Sublessee any unearned portion of any Rent paid in advance. Sublessor shall allow Sublessee a proportionate abatement of Rent as may be determined by Landlord during the time and to the extent the Subleased Premises are unfit for occupancy for the purposes permitted under this Sublease and not occupied by Sublessee as a result thereof (unless Sublessee or its employees or agents caused the damage).

7.                                       Sublessor’s Remedies.

(a)          Default by Sublessee. The following shall be deemed to be events of default (“Event of Default”) by Sublessee under this Sublease: (1) Sublessee shall fail to pay any installment of Rent or any other payment required pursuant to this Sublease, and the default is not cured within three (3) business days after written notice thereof to Sublessee; (2) Sublessee shall abandon any substantial portion of the Subleased Premises; (3) Sublessee shall fail to comply with any term, provision or covenant of this Sublease (or the Primary Lease, for which Sublessee is, through Section 14 of this Sublease, bound) other than the defaults described in subparts (1) and (2) of this sentence, and the failure is not cured within ten (10) days after written notice thereof to Sublessee; provided, if the nature of Sublessee’s failure is non-monetary and more than ten (10) days are reasonably required in order to cure, Sublessee shall not be in default if Sublessee commences to cure such failure within such ten (10) day period and diligently pursues such cure to completion; (4) Sublessee or any guarantor of Sublessee’s obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Sublessee or any guarantor of Sublessee’s obligations hereunder, or Sublessee or any guarantor of Sublessee’s obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (5) Sublessee shall do or permit to be done any act which results in a lien being filed against the Subleased Premises or the Building; or (6) the liquidation, termination, dissolution of Sublessee or any guarantor of Sublessee’s obligations hereunder.

(b)                              Remedies. If an Event of Default occurs and is not cured within the applicable time permitted under Section 7(a), Sublessor shall have all the rights and remedies granted to Landlord in the Primary Lease.

8.                                       Surrender of Premises. Sublessee covenants and agrees that it will, at the termination of this Sublease, in whatever manner such termination may be brought about, promptly surrender and deliver the Subleased Premises to Sublessor in the same condition as they exist at the beginning of this Sublease, ordinary wear and tear and damage by any insured casualty excepted.

9.                                       Holding Over. Any holding over by Sublessee after the expiration or termination of this Sublease, in whatever manner its termination may be brought about, shall not operate as a renewal of this Sublease, but during the period of such holding over Sublessee shall be a tenant at will of Sublessor and Landlord, and shall pay to Sublessor 200% of the amount of Rent then applicable (or the highest amount permitted by law, whichever shall be less) prorated on a per diem basis for each day Sublessee occupies the Subleased Premises after the termination of this Sublease, together with all damages or charges sustained by Sublessor on account thereof.

10.                                 Alterations or Improvements. Except as herein provided, Sublessee covenants and agrees that it will make no additions, changes, alterations or improvements in or to the Subleased Premises without the prior written consent of Sublessor, and which will be conditioned upon the further approval of Landlord. Such alterations or changes as are approved by Sublessor shall be made at Sublessee’s expense. Except as herein provided, all permanent improvements and fixtures installed by Sublessee are subject to the rights of Landlord under the Primary Lease and shall become the property of Sublessor upon the termination of this Sublease, unless otherwise agreed in writing.

11.                                 No Waiver of Default. No acceptance of Rent by Sublessor after it is due, and no delay on the part of Sublessor in enforcing any obligation of Sublessee, shall be construed as a waiver of any default then, theretofore, or thereafter existing in the performance of any other obligation undertaken by Sublessee. No lawful termination of this Sublease shall release Sublessee from responsibility or liability to Sublessor for Rents theretofore due and unpaid nor from the performance of any of the covenants, agreements, or stipulations by Sublessee herein undertaken to be kept and performed. Similarly, no delay on the part of Sublessee in enforcing any obligation of Sublessor shall be construed as a waiver of any default then, theretofore, or thereafter existing in the performance of any other obligation undertaken by Sublessor.

12.                                 Attorney’s Fees. If it becomes necessary for either party to secure the services of an attorney in order to collect any amount due hereunder or to enforce any of the provisions hereof the prevailing party shall be entitled to reasonable attorneys’ fees and costs of court.

13.                                 Notices and Rental Payments. Any notice given to Sublessee by Sublessor under the terms of this Sublease shall be hand delivered or sent to Sublessee by registered or certified mail return receipt requested, postage prepaid, addressed to 2801 Via Fortuna, Suite 675, Austin, Texas 78746, or to such other place as Sublessee may hereafter designate in writing forwarded in like manner for any other notice. Any notice given to Sublessor by Sublessee under the terms of this Sublease shall be hand delivered or sent to Sublessor by registered or certified mail, return receipt requested, postage prepaid, addressed to 2801 Via Fortuna, Suite 600, Austin, Texas 78746 or to such other place as Sublessor may hereafter designate in writing forwarded in like manner as for any other notice. In computing any kind of time prescribed by this Sublease, the day on which any notice is mailed or delivered personally shall be excluded and the last day of the period shall be included, unless it is a Sunday or legal holiday, in which event the period shall run to the end of the next day which is neither a Sunday nor such a holiday.

14.                                 Primary Lease. Sublessee understands that Sublessor has possession of the Subleased Premises by virtue of a Lease Agreement (the “Primary Lease”) dated November 14, 2002, by and between Sublessor, as tenant and Desta Five Partnership, Ltd., a Texas limited partnership, as the landlord (“Landlord”). A copy of the Primary Lease is attached hereto as Exhibit B.  Sublessee understands and acknowledges that this Sublease is subject and subordinate all of the terms and provisions of the Primary Lease. Sublessee further hereby agrees to abide by all terms and provisions of the Primary Lease affecting Sublessor as tenant, and agrees to assume all obligations and responsibilities of Sublessor thereunder, including, but not limited to, the maintenance of insurance coverages, the payment of personal property taxes, late payment charges and other interest owed, and the prohibition of the release or discharge of any hazardous materials. Further, Sublessee shall accept the Subleased Premises in an “as is” and “where is” condition. In the event Landlord shall have the right to modify the terms of the Primary Agreement or to affect the occupancy of the Subleased Premises by Sublessor, its assignees or Sublessee, and does so exercise such right, then Sublessor shall also have the right to take such action and shall be deemed to have done so also. Any termination of the Primary Lease by Landlord or by Sublessor under Section 2.02 of the Primary Lease shall be deemed a termination of this Sublease. Sublessor shall not be liable or responsible to Sublessee in any manner for a breach or termination of the Primary Lease by Landlord or Sublessor. Sublessee shall not be entitled to any of Sublessor’s rights or privileges under Sections 1.04, 2.02, 10.01, 10.02, 13.01, 13.02, 13.03, 13.04, 13.06 and 13.07, Exhibit H or under Exhibit I of the Primary Lease.

15.                                 Repairs and Maintenance. Sublessee agrees, at Sublessee’s sole expense, to keep the Subleased Premises in good and sanitary condition, working order and repair, reasonable wear and tear excepted. Sublessee shall initiate and make, or cause to be made, and pay for all repairs to and maintenance of the Subleased Premises.

16.                                INDEMNIFICATION. EXCEPT TO THE EXTENT ARISING FROM THEINTENTIONAL OR GROSSLY NEGLIGENT ACTS OF SIJBLESSOR OR SUBLESSOR’S AGENTS OR EMPLOYEES, SUBLESSEE SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SUBLESSOR AND LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, JUDGMENTS, ORDERS, DECREES, ACTIONS, PROCEEDINGS, FINES, PENALTIES, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEY’S FEES, ARISING FROM OR RELATED TO ANY LOSS OF LIFE, DAMAGE OR INJURY TO PERSON, PROPERTY OR BUSINESS OCCURRING IN OR ON THE SUBLEASED PREMISES, COMMON AREAS OR CAUSED BY OR IN CONNECTION WITH ANY

VIOLATION OF THIS SUBLEASE, THE PRIMARY LEASE OR USE OF THE COMMON AREAS BY, OR ANY OTHER ACT OR OMISSION OF, SUBLESSEE, OR ANY OF SUBLESSEE’S RESPECTIVE AGENTS, EMPLOYEES, CONTRACTORS ORINVITEES.

EXCEPT TO THE EXTENT ARISING FROM THE INTENTIONAL OR NEGLIGENT ACTS OR OMISSIONS OF SUBLESSEE OR SUBLESSEE’S AGENTS OR EMPLOYEES, SUBLESSOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SUBLESSEE FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, JUDGEMENTS, ORDERS, DECREES, ACTIONS, PROCEEDINGS, FINES, PENALTIES, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEY’S FEES, ARISING FROM OR RELATED TO ANY LOSS OF LIFE, DAMAGE OR INJURY TO PERSON, PROPERTY OR BUSINESS OCCURRING IN OR ON THE COMMON AREAS AND CAUSED BY THE USE OF THE COMMON AREAS BY SUBLESSOR, OR ANY OF SUBLESSOR’S RESPECTIVE AGENTS, EMPLOYEES, CONTRACTORS OR INVITEES.

17.                                 Assignment and Subletting. Sublessee shall not assign all or any portion of this Sublease, nor sublet the Subleased Premises or any part thereof.

18.                                 Subordination. Sublessee agrees that this Sublease is subordinate to any and all rights of the holders of any deed of trust, mortgage or other instrument of security including but not limited to that Subordination, Attornment and Non-Disturbance Agreement (“SNDA”) dated December 18, 2002 by and among Alex Sheshunoff Management Services, L.P., Desta Five Partnership, Ltd. and Metropolitan Life Insurance Company and Massachusetts Mutual Life Insurance Company. Notwithstanding the foregoing provision, Sublessee agrees that any such mortgagee will have the right at any time to subordinate any rights of its mortgage or deed of trust to the rights of Sublessee under this Sublease. Sublessee further agrees to be bound to the terms of the SNDA.

19.                               Tenant Improvements. Sublessee shall, at Sublessee’s sole cost and expense, cause a partitioning wall to be built to deck and the other improvements shown in the Exhibit C attached hereto (“Tenant Improvements”). All Tenant Improvements are subject to the prior written approval of Sublessor and Prime Landlord. On or before March 15, 2006, Sublessee shall provide to Sublessor for its and Landlord’s approval final working drawings, prepared by STG Partners, of all improvements that Sublessee proposes to install in the Subleased Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under the Exhibit C in accordance with all laws, rules and ordinances. As used herein, “Working Drawings” shall mean the final working drawings approved by Sublessor and Landlord, and “Work” shall mean all Tenant Improvements to be constructed in accordance with and as indicated on the Working Drawings. Neither Sublessor’s or Landlord’s approval of the Working Drawings shall be a representation or warranty by either that such drawings are adequate for any use or comply with any laws, rules and ordinances, but shall merely be the consent of Sublessor and Landlord thereto. The Work shall be performed only by contractors and subcontractors approved in writing by Sublessor, which shall be employed by Sublessee. The

Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as and not to interfere with or delay Sublessor’s or Landlord’s other contractors, the operation of the Building, and the occupancy thereof by other tenants. All Work performed relating to the partitioning wall and Sublessor’s premises shall be done on weekends and after 5:00 p.m. on weekdays to minimize the interference with Sublessor’s business operations. All contractors and subcontractors shall contact Sublessor and schedule time periods during which they may use Building facilities in connection with the Work. Sublessee shall diligently pursue and complete construction of the Work in a good and workmanlike manner in accordance with the Working Drawings and all laws, rules and ordinances. Sublessee shall not allow any mechanic’s liens to be filed against the Subleased Premises or Building and failure to remove any such filing shall be an Event of Default hereunder. For purposes of this Lease, the Work shall be deemed to be “Substantially Complete” at such time as (i) the Tenant’s Improvements have been substantially completed in accordance with the Working Drawings and all laws, rules and ordinances, and (ii) the City of Austin has delivered a certificate of occupancy to Sublessee for the Subleased Premises. Sublessee agrees to pay for costs and expenses for completion of the trim and punch work on Sublessor’s side of the partitioning wall including, but not limited to the installation of any fire extinguishers and the completion of any partitioning ceiling, riser or floor work.

20.                                 Landlord’s Consent. Sublessor’s execution of this Sublease shall not be effective unless and until a consent to sublease, acceptable to Sublessor and Sublessor’s counsel, is executed and delivered by Landlord.

21.                                 Insurance. Sublessee shall, at its expense, maintain a policy or policies in accordance with Exhibit E to the Primary Lease. Sublessee’s policies shall be the primary insurance for the Subleased Premises and Sublessee’s or any other named insured’s acts or omissions. Upon Sublessee’s execution of this Sublease and at any time from time to time thereafter when Sublessor so requests, Sublessee shall furnish a certificate of insurance and such other evidence satisfactory to Sublessor of the maintenance of all insurance coverages required hereunder. In addition to those requirements of the Primary Lease, Sublessor shall be also named as an additional insured and loss payee and be provided the same certificates as Primary Landlord.

22.                                 Miscellaneous.

(a)                               All of the covenants and agreements contained in this Sublease shall extend to and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto, including without limitation each assignee or Sublessee of Sublessee.

(b)                                THIS SUBLEASE SHALL BE CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF TEXAS AND ALL OBLIGATIONS OF THE PARTIES HEREUNDER ARE PERFORMABLE IN TRAVIS COUNTY, TEXAS.

(c)                               This Sublease, the Primary Lease to the extent incorporated and adopted herein, and all Exhibits attached hereto and thereto contain the entire agreement between

Sublessor and Sublessee. Time is of the essence in the performance of all obligations of the parties.

(d)                              Sublessee shall be responsible for all expenses incurred by Sublessor associated with this Sublease, including but not limited to Sublessor’s attorney’s fees.

EXECUTED in counterparts, each of which shall have the force and effect of an original, this 7th day of April, 2006.

SUBLESSOR:

SHESHUNOFF MANAGEMENT SERVICES, L.P.,
a Texas limited partnership

By:	/s/Gabrielle Sheshunoff
Name:	Gabrielle Sheshunoff
Title:	CEO & Partner

SUBLESSEE:

MATINEE MEDIA CORPORATION, a Texas corporation

By:	/s/Robert Walker
Name:	Robert Walker
Title:	President

LANDLORD’S CONSENT

Desta Five Partnership, Ltd., a Texas limited partnership (“Landlord”) hereby certifies to Sheshunoff Management Services, L.P., a Texas limited partnership (“Sublessor”) and Matinee Media Corporation, a Texas corporation (“Sublessee”), that the following statements are true:

I.                                         Landlord and Sublessor entered into that certain Lease Agreement dated November 14, 2002 (the “Lease”) for certain premises consisting of approximately 18,313 square feet known as Suites 600 and 625 (the “Leased Premises”) located on the 6th Floor at 2801 Via Fortuna, Austin, Texas 78746 (the “Center”).

2.                                       The Lease is in full force and effect and has not been amended, modified, extended or renewed, whether verbally or in writing. To the best of Landlord’s knowledge, no default on the part of Landlord or Sublessor exists, and, as of the date hereof, no circumstances or state of facts exist which would give Landlord the right to declare Sublessor in default under the Lease.

3.                                       Landlord consents to the Sublease Agreement by Sublessor to Sublessee of the Subleased Premises.

4.                                       Landlord agrees to provide Sublessee any notice of default sent to Sublessor as Tenant under the Lease and Sublessee’s right to cure such default.

DESTA FIVE PARTNERSHIP, LTD., a Texas
limited partnership

By:	Desta Five Management Corp., a Texas
corporation, its General Partner

	By:	/s/L. Paul Latham
	Name:	L. Paul Latham
	Title:	President

Dated:	April 20, 2006

EXHIBIT A

Lot 1, Block “E”, THE TERRACE, SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000362 of the Official Public Records of Travis County, Texas; TOGETHER WITH a non-exclusive easement for vehicular and pedestrian traffic, created in that certain Declaration of Easements and Restrictions dated December 4, 2000, recorded in Document No. 2000193470 of the Official Public Records of Travis County, Texas, and being over and across a 0.3109 acre parcel of land, more or less, as described in Exhibit “A-2” therein, the same being a portion of Lot 3, Block “B”, THE TERRACE, SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas.

EXHIBIT B

Copy of Primary Lease

EXHIBIT C

Tenant Improvements

(Partitioning Wall)